SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 22, 2005


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                    0-23862              22-2994719
(State or other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                     Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600

ITEM 3.02 SALE OF UNREGISTERED SECURITIES.

         Effective as of November 15, 2004, Fonix Corporation (the "Company") entered into a Sixth Private Equity Line Agreement (the "Agreement") with Queen LLC ("Queen"). Under the Agreement, Queen agreed to make available to the Company up to $20,000,000 under a line of credit (the "Sixth Equity Line"), in exchange for shares of Fonix Corporation Class A Common Stock which the Company may put to Queen according to the terms and conditions set forth therein.

         On Wednesday, Tuesday, 22, 2005, the Company closed a put under its Sixth Equity Line dated January 29, 2005, wherein the Company had requested a draw of $500,000, and had agreed to issue shares to Queen under the Agreement. The Company issued 5,144,033 shares to Queen in connection with the January 29, 2005, put.

         The shares of common stock were issued to Queen under the Agreement without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation
D. The issuance was made in connection with a private offering under the Agreement, and no public solicitation or offering was made. The resales of the shares by Queen were registered under a registration statement on Form S-2. Queen is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Agreement.

         The Company used the proceeds of the January 29, 2005, put for general corporate purposes including working capital.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FONIX CORPORATION
                                       (Registrant)



Date: February 24, 2005


                                       By: /s/ Roger D. Dudley
                                           Roger D. Dudley
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Accounting Officer)